                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                             MODTECH HOLDINGS, INC.


                                    ARTICLE I

                  LAW, CERTIFICATE OF INCORPORATION AND BYLAWS

        Section 1. These Bylaws are subject to the Certificate of Incorporation of Modtech Holdings, Inc., the corporation. In these Bylaws, references to law, the Certificate of Incorporation and Bylaws mean the law, the provisions of the Certificate of Incorporation and the Bylaws as from time to time in effect.


                                   ARTICLE II

                                  STOCKHOLDERS

        Section 1. Annual Meetings. The annual meeting of stockholders shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the organization of the corporation or the last annual meeting of stockholders, at which meeting they shall elect a Board of Directors and transact such other business as may be required by law or these Bylaws or as may properly come before the meeting.

        Section 2. Special Meetings. A special meeting of the stockholders may be called at any time by the Chairman of the Board, if any, or a majority of the Board of Directors. A special meeting of the stockholders shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by an Assistant Secretary or some other officer. Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place, date, hour, and purposes of the meeting.

        Section 3. Place Of Meeting. All meetings of the stockholders for the election of Directors or for any other purpose shall be held at such place within or without the State of Delaware as may be determined from time to time by the Chairman of the Board, if any, the President or the Board of Directors. Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.

        Section 4. Notice Of Meetings. Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less then ten (10) nor more than sixty (60) days before the meeting, to each stockholder entitled to vote thereat, and to each stockholder who, by law, by the Certificate of Incorporation or by these Bylaws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by depositing it in the United States mail, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the Secretary, or by an officer or person designated by the Board of Directors. As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of stockholders or any adjourned session thereof need be given to a stockholder if a written waiver of notice, executed before or after the meeting or such adjourned session by such stockholder, is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.

        Section 5. Quorum Of Stockholders. At any meeting of the stockholders a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by the Certificate of Incorporation or by these Bylaws. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

        Section 6. Action By Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Certificate of Incorporation or by these Bylaws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

        Section 7. Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

        Section 8. Inspectors. The Directors or the person presiding at the meeting may, and shall if required by applicable law, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

        Section 9. List Of Stockholders. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. The stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such meeting.

        Section 10. Stockholder Proposals. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by a stockholder of the corporation who complies with the procedures set forth in this Section 10. For business or a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Company's notice of annual meeting provided with respect to the previous year's annual meeting of stockholders; provided that if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days earlier than or 60 calendar days after such anniversary, notice by the stockholder, to be timely, must be so received not more than 90 days nor later than the later of (i) 60 days prior to the annual meeting of stockholders or (ii) the close of business on the 10th day following the date on which notice of the date of the meeting is given to stockholders or made public, whichever first occurs.

        A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as such information appears on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation that are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such proposal on the date of such stockholder's notice, (iv) a description, in 500 words or less, of any interest of the stockholder in such proposal and (v) a representation that the stockholder is a holder of record of stock of the Corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice.

        The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any business or proposal was not properly brought before the meeting in accordance with the procedures prescribed by this Section 10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, nothing in this Section 10 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board of Directors.

        Section 11. Nomination for Election. Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders or special meeting of stockholders called by the Board of Directors for the purpose of electing directors (i) by or at the direction of the Board of Directors or
(ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 11. Such nomination, other than those made by or at the direction of the Board shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Company's notice of annual meeting provided with respect to the previous year's annual meeting of stockholders; provided that if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days earlier than or 60 calendar days after such anniversary, notice by the stockholder, to be timely, must be so received not more than 90 days nor later than the later of (i) 60 days prior to the annual meeting of stockholders or
(ii) the close of business on the 10th day following the date on which notice of the date of the meeting is given to stockholders or made public, whichever first occurs.

        A stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder's notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor statute thereto (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving notice (a) the name and address, as such information appears on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s), (b) the class and number of shares of the Corporation which are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such nominee(s) on the date of such stockholders notice, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

        Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 11 and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                                   ARTICLE III

                               BOARD OF DIRECTORS

        Section 1. Number. The Board of Directors shall be seven (7) in number. The number of directors may be fixed at any time by the affirmative vote of a majority of the directors at a regular or special meeting called for that purpose, provided, however, that no vote to decrease the number of the directors of the Corporation shall shorten the term of any incumbent director.
Directors need not be stockholders.

        Section 2. Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

        Section 3. Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors who shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

        Section 4. Vacancies. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the holders of the particular class or series of stock entitled to elect such director at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, in each case elected by the particular class or series of stock entitled to elect such directors. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have resigned, who were elected by the particular class or series of stock entitled to elect such resigning director or directors shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to the Certificate of Incorporation, and to the other provisions of these Bylaws, as to the number of directors required for a quorum or for any vote or other actions.

        Section 5. Committees. The Board of Directors may, by vote of a majority of the whole Board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the Certificate of Incorporation or by these Bylaws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these Bylaws for the conduct of business by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

        Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such places within or outside of the State of Delaware and at such times as the Board may from time to time determine; provided, however, that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of stockholders.

        Section 7. Special Meetings. Special meetings of the Board of Directors may be held at any time and at any place within or outside of the State of Delaware designated in the notice of the meeting, when called by the Chairman of the Board, if any, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the Secretary or by the Chairman of the Board, if any, or any one of the directors calling the meeting.

        Section 8. Notice. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight (48) hours or by telegram at least twenty-four (24) hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone or facsimile at least twenty-four (24) hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

        Section 9. Quorum. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

        Section 10. Action By Vote. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the Board of Directors.

        Section 11. Action Without A Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or a committee thereof may be taken without a meeting if all the members of the Board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the Board or of such committee. Such consent shall be treated for all purposes as the act of the Board or of such committee, as the case may be.

        Section 12. Participation In Meetings By Conference Telephone. Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

        Section 13. Compensation. In the discretion of the Board of Directors, each director may be paid such fees for his services as director (including, without limitation, in the form of cash compensation and stock options to purchase common stock of the corporation) and be reimbursed for his reasonable expenses incurred in the performance of his duties as director as the Board of Directors from time to time may determine. Nothing contained in this section shall be construed to preclude any director from serving the corporation in any other capacity and receiving reasonable compensation therefor.

                                   ARTICLE IV

                               OFFICERS AND AGENTS

        Section 1. Enumeration; Qualification. The officers of the corporation shall be a President, a Secretary and such other officers, if any, as the Board of Directors from time to time may in its discretion elect or appoint, including, without limitation, a Chairman of the Board and one or more Vice Presidents. The corporation may also have such agents, if any, as the Board of Directors from time to time may in its discretion choose. Any officer may be but none need be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to secure the faithful performance of his duties to the corporation by giving bond in such amount and with sureties or otherwise as the Board of Directors may determine.

        Section 2. Powers. Subject to law, to the Certificate of Incorporation and to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the Board of Directors may from time to time designate.

        Section 3. Election. The officers may be elected by the Board of Directors at their first meeting following the annual meeting of the stockholders or at any other time. At any time or from time to time the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

        Section 4. Tenure. Each officer shall hold office at the pleasure of the Board of Directors or other officers of the corporation authorized by the Board of Directors until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his respective successor is chosen and qualified unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified.

        Section 5. Chairman Of The Board Of Directors, Chief Executive Officer And Vice President. The Chairman of the Board, if any, shall have such duties and powers as shall be designated from time to time by the Board of Directors. Unless the Board of Directors otherwise specifies, the Chairman of the Board, or if there is none the Chief Executive Officer, shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the Board of Directors.

        Unless the Board of Directors otherwise specifies, the Chief Executive Officer, or, in his or her absence, the President, shall be the chief executive officer of the corporation and shall have direct charge of all business operations of the corporation and, subject to the control of the Directors, shall have general charge and supervision of the business of the corporation.

        Any Vice Presidents shall have such duties and powers as shall be set forth in these Bylaws or as shall be designated from time to time by the Board of Directors or by the officer or officers of the corporation authorized by the Board of Directors.

        Section 6. Chief Financial Officer. Unless the Board of Directors otherwise specifies, the Chief Financial Officer of the corporation shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the Board of Directors or by the Chief Executive Officer. If no Controller is elected, the Chief Financial Officer shall, unless the Board of Directors otherwise specifies, also have the duties and powers of the Controller.

        Section 7. Controller And Assistant Controllers. If a controller is elected, he shall, unless the Board of Directors otherwise specifies, be the Chief Accounting Officer of the corporation and be in charge of its books of account and accounting records, and of its accounting procedures. He shall have such other duties and powers as may be designated from time to time by the Board of Directors, the President or the Chief Executive Officer.

        Any Assistant Controller shall have such duties and powers as shall be designated from time to time by the Board of Directors, the President, or the Controller.

        Section 8. Secretary And Assistant Secretaries. The Secretary shall record all proceedings of the stockholders, of the Board of Directors and of committees of the Board of Directors in a book or series of books to be kept therefor and shall file therein all actions by written consent of stockholders or directors. In the absence of the Secretary from any meeting, an Assistant Secretary, or if there be none or he is absent, a temporary Secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed the Secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. He shall have such other duties and powers as may from time to time be designated by the Board of Directors or the President.

        Any Assistant Secretaries shall have such duties and powers as shall be designated from time to time by the Board of Directors, the President or the Secretary.


                                    ARTICLE V

                            RESIGNATIONS AND REMOVALS

        Section 1. Any director or officer may resign at any time by delivering his resignation in writing to the Chairman of the Board, if any, the President, or the Secretary or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, a director (including persons elected by stockholders or directors to fill vacancies) may be removed from office for cause only. The Board of Directors may at any time terminate or modify the authority of any agent.


                                   ARTICLE VI

                                 INDEMNIFICATION

        Section 1. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         Section 2. The Corporation shall pay all expenses (including attorneys' fees) incurred by such a director or officer in defending any such proceeding as they are incurred in advance of its final disposition; provided, however, that if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by such a director or officer in advance of the final disposition of such proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article VI or otherwise; and provided, further, that the Corporation shall not be required to advance any expenses to a person against whom the Corporation directly brings a claim, in a proceeding alleging that such person has breached his or her duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

         Section 3. The rights conferred on any person in this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.

         Section 4. The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification rights to such person. Such rights may be greater than those provided in this Article VI .

         Section 5. Any amendment, repeal or modification of any provision of this Article VI shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI and existing at the time of such amendment, repeal or modification.


                                   ARTICLE VII

                                  CAPITAL STOCK

        Section 1. Stock Certificates. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the Certificate of Incorporation and the Bylaws, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by the Chairman or Vice Chairman of the Board, if any, or the President or a Vice President and by the Chief Financial Officer or by the Secretary or an Assistant Secretary. Any of or all the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.

        Section 2. Loss Of Certificates. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the corporation against any claim on account thereof, as the Board of Directors may prescribe.


                                  ARTICLE VIII

                           TRANSFER OF SHARES OF STOCK

        Section 1. Transfer On Books. Subject to the restrictions, if any, related to such shares of the corporation; shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

        It shall be the duty of each stockholder to notify the corporation of his post office address.

        Section 2. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no such record date is fixed by the Board of Directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such payment, exercise or other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


                                   ARTICLE IX

                                 CORPORATE SEAL

        Section 1. Subject to alteration by the Board of Directors, the seal of the corporation shall consist of a flat-faced circular die with the word "Delaware" and the name of the corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the Board of Directors.

                                    ARTICLE X

                               EXECUTION OF PAPERS

        Section 1. Except as the Board of Directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the corporation shall be signed by the Chairman of the Board, if any, the President, or a Vice President.


                                   ARTICLE XI

                                   FISCAL YEAR

        Section 1. The fiscal year of the corporation shall end on December 31.


                                   ARTICLE XII

                                   AMENDMENTS

        Section 1. These Bylaws may be adopted, amended or repealed by vote of a majority of the directors then in office or by vote of a majority of the voting power of the stock outstanding and entitled to vote. Any Bylaw, whether adopted, amended or repealed by the stockholders or directors, may be amended or reinstated by the stockholders or the directors.